Exhibit 4.4
-----------


THIS NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR SOLD PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN SUCH CASE THE COMPANY WILL BE PROVIDED WITH AN OPINION OF COUNSEL AND OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.


                    CONVERTIBLE NOTE DATED SEPTEMBER 12, 2005


                              ATC HEALTHCARE, INC.


                              12% Convertible Note


                             Due September 14, 2006


No.  _______                                        $_______________________

This Convertible Note is issued by ATC HEALTHCARE, INC., a Delaware corporation (the "Company"), to ________________________________ (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended. Section 1.01 Principal and Interest. For value received, on September 12, 2006, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of ____________________Dollars (US $______________), together with interest on the unpaid principal of this Note at the rate of twelve percent (12%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until paid, with such interest only being paid in the Company's stock as provided herein. At the Holder's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the First (1st) anniversary from the date hereof or (b) converted in accordance with
Section 1.02 herein. This Note is one of a series of Notes having an aggregate principal amount of not more than One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) which are identical except as to the principal amount and date of issuance thereof. Such Notes are referred to herein collectively as the "Notes."

     Section 1.02 Optional Conversion. The Holder is entitled, at its option, at any time to convert all, but not less than all, of the outstanding principal amount of this Note, plus accrued but unpaid interest, into shares (the "Conversion Shares") of the Company's Class A common stock, $.01 par value per share ("Common Stock"), at the price per share (the "Conversion Price") equal to Thirty-Seven Cents ($0.37). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Note in whole or part, the Holder shall deliver written notice thereof, substantially in the form of Exhibit A to this Note, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein together with the original of this Note. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice, which shall be no earlier than the date the notice is delivered to the Company.

     Section 1.03 Mandatory Conversion. The Notes will be automatically converted in full (both principal and accrued but unpaid interest), at the Conversion Price, upon the effectiveness of a registration statement filed by the Company that registers the shares of Common Stock underlying the Notes, without any action on the part of the Holder. Following automatic conversion in accordance with this Section, this Note shall solely evidence the right of the Holder to receive the stock into which this Note has been converted, which shares shall be delivered to the Holder promptly following delivery of this Note by the Holder to the Company.


     Section 1.04 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but un-issued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion. All certificates evidencing shares of Common Stock issued hereunder shall bear a legend substantially similar to the one at the top of this Note.


     Section 1.05 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Registration Rights Agreement").


     Section 1.06 Interest Payments. The interest payable hereunder will be paid at the time of maturity to the person in whose name this Note is registered and only in the form of shares of Common Stock valued at the Conversion Price. No fractional shares will be issued under this Section; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.


     Section 1.07 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.


     Section 1.08 Holder's Consent for Prepayment. The Company shall not be entitled to prepay this Note in whole or in part without the consent of the Holder.

     Section 2.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:


If to the Company, to:             ATC Healthcare, Inc.
                                   1983 Marcus Avenue
                                   Lake Success, NY 11042
                                   Attention:    Andrew Reiben
                                   Telephone:    (516) 750-1600
                                   Facsimile:    (516) 750-1754

With a copy to:                    DKW Law Group, LLC
                                   US Steel Tower -- 58th Floor
                                   600 Grant Street
                                   Pittsburg, PA 15219
                                   Attention:    David Hirsch, Esq.
                                   Telephone:    (412) 355-2960
                                   Facsimile:    (412) 355-2609

If to the Holder:                  The address set forth in the Subscription
                                   Agreement relating to this Note.


     Section 2.02   Defaults and Remedies

     (a) Events of Default. An "Event of Default" occurs if (i) the Company does not make the payment of the principal of, and interest on, this Note when the same becomes due and payable at maturity or otherwise, (ii) the Company fails to comply with any of its other obligations under this Note, and such failure continues for the period and after the notice specified below, (iii) the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (1) commences a voluntary case; (2) consents to the entry of an order for relief against it in an involuntary case; (3) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (4) makes a general assignment for the benefit of its creditors; or (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

     (b) As used in this Section 2.02, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    (c) A default under clause 2.02(a)(ii) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Notes notify the Company of such default and the Company does not cure it within ten
(10) days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default."

    (d) Acceleration upon Event of Default, Right to Maintain an Action. If an Event of Default occurs and is continuing, the holders of at least 25% of the aggregate principal amount of the Notes may, by notice given to the Company, declare the principal of and accrued interest on this Note and the other Notes to be due and payable immediately. Nothing herein shall prevent the Holder from bringing a lawsuit to recover unpaid interest or seek other appropriate remedies upon the occurrence of an Event of Default, whether or not the Note is accelerated.

     Section 2.03 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New York or the state courts of the State of New York sitting in Nassau County, New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. The Holder shall be entitled to reimbursement from the Company of the reasonable collection costs incurred by the Holder under this Note, including, but not limited to, reasonable attorneys' fees.


     Section 2.04 Amendment; Waiver. This Note may not be amended without the written consent of the Holder. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

     Section 2.05 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.


     Section 2.06 Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this 12% Convertible Note as of the date first written above.

                                      ATC HEALTHCARE, INC.



                                      By:
                                         --------------------------------

                                      Name:
                                           ------------------------------

                                      Title:
                                            -----------------------------

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION
                              --------------------

           (To be executed by the Holder in order to Convert the Note)



TO:

The undersigned hereby irrevocably elects to convert all of the principal amount of the above Note into Shares of Class A Common Stock of ATC Healthcare, Inc. in accordance with the provisions therein.

Conversion Date:
                                         ---------------------------------------
Conversion Price per share:              $
                                          --------------------------------------
Number of shares of Common Stock to be
issued:
                                         ---------------------------------------
Please issue the shares of Common Stock
in the following name and to the
following address:
                                         ---------------------------------------
Issue to:
                                         ---------------------------------------
Address:
                                         ---------------------------------------

                                         ---------------------------------------

Authorized Signature:
                                         ---------------------------------------
Name:
                                         ---------------------------------------
Title:
                                         ---------------------------------------
Phone Number:
                                         ---------------------------------------
Conversion Date:
                                         ---------------------------------------
Conversion Price per share:              $
                                          --------------------------------------
Number of shares of Common Stock to be
issued:
                                         ---------------------------------------
Please issue the shares of Common Stock
in the following name and to the
following address:
                                         ---------------------------------------
Issue to:
                                         ---------------------------------------
Address:
                                         ---------------------------------------

Authorized Signature:
                                         ---------------------------------------
Name:
                                         ---------------------------------------
Title:
                                         ---------------------------------------
Phone Number:
                                         ---------------------------------------